                                                                   Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Voice Mobility International, Inc. pertaining to the 1999 Stock Option Plan of our report dated March 20, 2000, with respect to the consolidated financial statements of Voice Mobility International, Inc. incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 1999.



                                                     /s/ ERNST & YOUNG LLP.

                                                     Chartered Accountants



Vancouver, British Columbia
April 10, 2000